Exhibit 10.4

XENITH BANKSHARES, INC.

2009 STOCK INCENTIVE PLAN

As Amended and Restated

Effective December 22, 2009

XENITH BANKSHARES, INC.

2009 STOCK INCENTIVE PLAN

1.	Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Applicable Law or Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, and the Code.

(c) Board or Board of Directors means the Board of Directors of the Corporation.

(d) Cause shall mean, unless the Administrator determines otherwise or terms are otherwise set forth in the Participant’s Option Agreement, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under, and in accordance with the procedure stated in, the Participant’s employment, consulting or other agreement with the Corporation or a Subsidiary, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Corporation or a Subsidiary; (C) engaging in fraudulent conduct; or (D) engaging in any conduct that could be materially damaging to the Corporation or a Subsidiary without a reasonable good faith belief that such conduct was in the best interest of the Corporation or a Subsidiary. The determination of “Cause” under clause (i) shall be made by the individual, committee or the Board as provided in the Participant’s employment, consulting or other agreement and under clause (ii) shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Option, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(e) Change in Control:

(i) General: Except as may be otherwise provided in an individual Option Agreement, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 50% or more of the outstanding Common Stock of the Corporation, other than any person who owns 50% or more of the outstanding common stock of the Corporation on the Effective Date;

(B) The date the Corporation completes (X) a merger or consolidation of the Corporation with or into another corporation or other business entity (each, a “corporation”), regardless of whether the Corporation is the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which the holders of the Common Stock immediately prior to the merger or consolidation continue to own immediately after the merger or consolidation at least 50% of the Common Stock, or if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation; or (Y) a sale or other disposition of all or substantially all the assets of the Corporation; or

(C) The date that Continuing Directors cease for any reason to constitute a majority of the Board.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

(f) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(g) Committee means the Governance and Compensation Committee of the Board which may be appointed to administer the Plan.

(h) Common Stock means the common stock of the Corporation, $1.00 par value.

(i) Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for, or election to, the Board was recommended or approved by at least two-thirds of the members of the Board who are Continuing Directors; provided, however, that no member of the Board whose initial assumption of office is in connection with an actual or threatened contest relating to the election of directors shall be deemed a Continuing Director.

(j) Corporation means Xenith Bankshares, Inc., a corporation organized under the laws of the Commonwealth of Virginia, together with any successor thereto.

(k) Director means a member of the Board or of the board of directors of a Subsidiary.

(l) Disability shall, except as may be otherwise determined by the Administrator, have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of termination due to disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

(m) Effective Date means the effective date of the Plan, as provided in Section 4.

(n) Employee means any person who is an employee of the Corporation or any Subsidiary (including entities which become Subsidiaries after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or a Subsidiary the legal and bona fide relationship of employer and employee (subject to any requirements imposed under Code Section 409A); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(o) Exchange Act means the Securities Exchange Act of 1934, as amended.

(p) Fair Market Value on any date with respect to the Common Stock means:

(i) if the Common Stock is listed on a national securities exchange, the last reported sales price of a share of the Common Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

(ii) if the Common Stock is otherwise publicly traded, the last reported sales price of a share of the Common Stock under the quotation system under which the sales price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

(iii) if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sales price of a share of the Common Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Common Stock is listed or (b) if the Common Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

(iv) if none of the prices described above is available, the value of a share of the Common Stock as reasonably determined in good faith by the Administrator in a manner that it believes to be in accordance with the Code and all regulations promulgated thereunder.

(v) In determining the Fair Market Value of a share of Common Stock in connection with the issuance of Incentive Options (as defined below), the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

(vi) Notwithstanding the foregoing, in determining the Fair Market Value of a share of Common Stock, the Fair Market Value shall be determined in accordance with Code Section 409A to the extent required.

(q) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(r) Nonqualified Option means an Option granted under Section 7 that is designated by the Administrator as not intended to qualify as an incentive stock option under Code Section 422 or an Option that does not meet the requirements of an Incentive Option.

(s) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Option Agreement.

(t) Option Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Option granted to the Participant. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Option, as may be established by the Administrator.

(u) Option Period means the term of an Option, as provided in Section 7(d).

(v) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(w) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) Participant means an individual employed by, or providing services to, the Corporation or a Subsidiary who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Option under the Plan.

(y) Plan means the Xenith Bankshares, Inc. 2009 Stock Incentive Plan, as it may be hereafter amended and/or restated.

(z) Securities Act means the Securities Act of 1933, as amended.

(aa) Subsidiary means a “subsidiary corporation” of the Corporation, whether now or hereafter existing, as defined in Code Section 424(f).

(bb) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees and Directors of the Corporation and its Subsidiaries to acquire or to increase their holdings of Common Stock of the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of Options to selected Employees and Directors.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. In the event that the provisions of Code Section 162(m) become applicable to the Corporation, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). Notwithstanding the foregoing, the Board shall have sole authority to grant Options to Directors who are not employees of the Corporation or its Subsidiaries.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Options, including selection of individuals to be granted Options, the types of Options, the number of shares of the Common Stock, if any, subject to an Option, and all terms, conditions, restrictions and limitations of an Option; (ii) to prescribe the form or forms of Option Agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Options and Option Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall have the authority, in its sole discretion, to accelerate the date that any Option which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Option granted to any recipient. Further, except as may affect an Option’s exemption under Code Section 409A, the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Option. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Option (including but not limited to any shares issued or issuable with respect to an Option) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Option. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Corporation or a Subsidiary, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Subsidiary. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Options (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or the Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or the Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Option or an Option Agreement. The members of the Board or the Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation and bylaws and/or under Applicable Laws.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Options, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Options (subject to any restrictions imposed by Applicable Laws and such terms and conditions as may be established by the Administrator) except for Options granted to a Participant who is subject to Section 16 of the Exchange Act at the time of said grant or other determination. To the extent that the Administrator has delegated authority to grant Options pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Laws.

4.	Effective Date

The Effective Date of the Plan shall be May 8, 2009. Options may be granted under the Plan on and after the Effective Date, but not after May 7, 2019. Options that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 12(a)) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Option Agreement.

5.	Shares of Common Stock Subject to the Plan; Option Limitations

(a) Shares of Common Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed 1,043,391 shares. Shares delivered under the Plan shall be authorized but unissued shares, including shares that become authorized but unissued shares following their purchase on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Options hereunder.

(b) Option Limitations: Notwithstanding any provision in the Plan to the contrary, if and to the extent that Code Section 162(m) is applicable, in any calendar year, no Participant may be granted Options for more than 1,000,000 shares of Common Stock.

(c) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) any shares subject to an Option under the Plan which Option is forfeited, cancelled, terminated, expires or lapses for any reason and (ii) any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price or purchase price for an Option or shares or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Option if, in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares or having the Corporation withhold shares.

(d) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Subsidiary, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a Subsidiary affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Options and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Options or as may be otherwise advisable.

6.	Eligibility

An Option may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Option is granted:

(a) The individual is either (i) an Employee or (ii) a Director.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Subsidiary.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Option and the terms of the award are consistent with the Plan and Applicable Laws (including, to the extent necessary, the federal securities laws registration provisions and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Option shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the provisions of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price: The Option Price shall be established by the Administrator and stated in the Option Agreement evidencing the grant of the Option; provided, that the Option Price of an Option shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, including shares that the individual is deemed to own under Code Section 424(d)). Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted options otherwise comply with Code Section 409A.

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or such other date as may be established by the Administrator in accordance with Applicable Laws.

(d) Option Period:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Option Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, including shares that the individual is deemed to own under Code Section 424(d)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Option Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and Applicable Laws (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period (not to be less than six (6) months prior to the date of exercise), as may be determined by the Administrator and otherwise acceptable to the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) With respect only to purchases upon exercise of an Option after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or

(E) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. For the purposes of the Plan, a “public market” for the Common Stock shall be deemed to exist (i) upon consummation of a public offering of the Common Stock pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee as described in Section 6(a), and has been an Employee continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(B) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise or the Option Agreement states otherwise (each subject to any requirements imposed under Code Section 409A), if the employment of the Participant is terminated for any reason other than Disability, death or for Cause, his Option may be exercised to the extent vested and exercisable on his Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, the Administrator may (subject to any Code Section 409A requirements) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may (subject to any required bank regulatory approvals or Code Section 409A requirements) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g) Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Participant’s lifetime only by him, by his guardian or legal representative or by a transferee in a transfer permitted by this Section 7(g).

8.	No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Option nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation, a Parent or a Subsidiary as an Employee or Director or to interfere in any way with the right of the Corporation, a Parent or a Subsidiary to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Option Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Option shall terminate upon the termination of the Participant’s employment or service.

9.	Amendment and Termination of the Plan and Options

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws; and (ii) except for adjustments made pursuant to Section 5(d), the Option Price for any outstanding Option may not be decreased after the date of grant, nor may any outstanding Option be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Price than the original Option, without shareholder approval of any such action.

(b) Amendment and Termination of Options: The Administrator may amend, alter or terminate any Option granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Option shall not, without the consent of the recipient of an outstanding Option, materially adversely affect the rights of the recipient with respect to the Option.

(c) Unilateral Authority of Administrator to Modify Plan and Options: Notwithstanding Section 12(a) and Section 12(b) herein, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Option (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Corporation, a Parent or a Subsidiary, or the financial statements of the Corporation, a Parent or a Subsidiary, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

10.	Restrictions on Options and Shares

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Corporation may require a Participant or other person to become a party to an Option Agreement, any shareholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement and/or any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the terms of the Plan, the Option Agreement, any shareholders agreement and any other applicable agreements. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Option Agreement, any shareholders agreement and any other applicable agreements.

(b) Compliance with Applicable Laws: The Corporation may impose such restrictions on Options, shares and any other benefits underlying Options hereunder as it may deem advisable, including without limitation, restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Option hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

11.	Change in Control

(a) The Administrator shall have sole discretion to determine the effect, if any, on an Option, including but not limited to the vesting, earning and/or exercisability of an Option, in the event of a Change in Control. Without limiting the effect of the foregoing, in the event of a Change in Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that an Option shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Option. The Administrator also has discretion to determine that acceleration or any other effect of a Change in Control on an Option shall be subject to both the occurrence of a Change in Control event and termination of employment or service of the Participant. Any such determination of the Administrator may be, but shall not be required to be, stated in an individual Option Agreement.

(b) The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, as referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 11, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

(i) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

(ii) The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

(iii) The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by reducing the Parachute Payments in the following order of priority: (i) first from the amount of any cash benefits under this Plan or any other plan, agreement or arrangement, (ii) next from equity compensation, then (iii) pro rata among all remaining payments; provided, however, that payments that are not subject to Code Section 409A shall be reduced before any payments that are subject to Code Section 409A are reduced. The Accounting Firm will notify the Participant and the Corporation if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Corporation a copy of its detailed calculations supporting that determination.

(iv) As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 11, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 11 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 11 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Corporation, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Corporation unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Corporation of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Corporation.

For purposes of this Section 11, the term “Accounting Firm” means the independent accounting firm engaged by the Corporation immediately before the Control Change Date. For purposes of this Section 11, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 11, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

(c) The limitations and provisions of Section 11(b) shall not apply to any Participant who has an employment, consulting or other agreement with the Corporation that addresses the impact of Code Sections 280G and 4999 on any Parachute Payments that the Participant may be entitled to receive.

12.	General Provisions

(a) Shareholder Rights: Except as otherwise determined by the Administrator, a Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights of a shareholder unless and until the Option has been exercised and the Option Price has been paid. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be promptly issued in the name of the Participant (or the holder of the Option as provided in Section 7(g)) and distributed to the Participant (or such holder) as soon as practicable following receipt of notice of exercise and payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). In no event will the delivery of cash or shares of Common Stock (as the case may be) pursuant to the exercise of Options be delayed in a manner that would cause the Option to be construed to involve the deferral of compensation under Code Section 409A.

(b) Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Option. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any Participant or permitted transferee under Section 7(g) to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to an Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c) Section 16(b) Compliance: If and to the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Options under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or a Parent or Subsidiary, in their discretion, may set aside in anticipation of a liability under the Plan. A

Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or a Parent or Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Option shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(e) Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(f) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(g) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(h) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(i) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(j) Right of Offset: Notwithstanding any other provision of the Plan or an Option Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable.

(k) Effect of Changes in Status: The Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of an Option or at any time thereafter, the effect, if any, on Options granted to a Participant (including, but not limited to, the vesting, exercisability and/or earning of Options) if the Participant’s status as an Employee or Director changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(l) Shareholder Approval: The Plan is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the Effective Date of the Plan. Options granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

(m) Fractional Shares: Except as otherwise provided in an Option Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise of an Option shall be rounded down to the nearest whole share, and (ii) no fractional shares shall be issued. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.